Exhibit 99.1

Pharmacyclics First to Announce Breakthrough Therapy Designation in Oncology from the U.S. Food and Drug Administration

SUNNYVALE, CA, February 12, 2013
Pharmacyclics, Inc. (the “Company”) (Nasdaq: PCYC) announced today that the U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation to the investigational oral agent ibrutinib monotherapy for the treatment of patients with relapsed or refractory mantle cell lymphoma (MCL) and to ibrutinib monotherapy for the treatment of patients with Waldenström’s macroglobulinemia (WM), both of which are B-cell malignancies.

The Breakthrough Therapy Designation is intended to expedite the development and review of a potential new drug for serious or life-threatening diseases where “preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.”1  The designation of a drug as a Breakthrough Therapy was enacted as part of the 2012 Food and Drug Administration Safety and Innovation Act.

Pharmacylics, together with Janssen, is working with the FDA to determine the implications of this Breakthrough Therapy Designation to the ongoing and planned development and the filing requirements for the use of ibrutinib in patients with MCL and WM. The company expects to finalize the MCL filing prior to year end and will provide guidance on the WM filing after further discussions with the FDA. Pharmacyclics will provide regulatory updates as further information on implementing the requirements with respect to Breakthrough Therapies are developed by the Secretary of Health and Human Services.

“This is a historic moment in oncology. We are truly honored to have received this Breakthrough Designation and are pleased for patients and clinicians with the FDA’s decision to expedite the development of ibrutinib,” said Bob Duggan, CEO and Chairman of the Board. “This compound entered the clinic in 2009 and has demonstrated tremendous clinical progress over the past four years. I would like to thank our collaboration partner, Janssen, for their support. Together we are committed to bringing this new therapeutic to patients and health care providers.”

Dr. Ellen Sigal, Chair & Founder of Friends of Cancer Research, a think tank and advocacy organization based in Washington, D.C., said, “As an oncology product, ibrutinib receiving the Breakthrough Therapy Designation is an example of progress and hope for patients fighting a range of cancers. This designation shows that the FDA is dedicated to using an ‘all hands on deck approach’ to work on products that show promise in treating serious and life-threatening diseases. The breakthrough pathway that our organization worked to create is intended to speed up the development and review of treatments that may demonstrate substantial improvement over existing therapies, and ibrutinib is a great example of using this new designation to potentially accelerate patient access to promising treatments.”

The FDA Breakthrough Therapy Designation for ibrutinib in MCL patients was based on data from clinical and pre-clinical studies. Ibrutinib has the potential to improve the outcome in this serious and life-threatening disease which has a poor prognosis. The company and Janssen have designed a comprehensive development program of ibrutinib in MCL which includes the following studies:

- A Phase III randomized, multi-center registration trial of ibrutinib as a monotherapy versus temsirolimus in relapsed or refractory MCL patients who received at least one prior rituximab-containing chemotherapy regimen, RAY (MCL3001).

- A Phase III randomized, double-blind, placebo-controlled study of ibrutinib plus bendamustine and rituximab versus placebo plus bendamustine and rituximab in subjects with newly diagnosed MCL, SHINE (MCL3002).

- A Phase II single-arm study of ibrutinib as a monotherapy in patients with MCL who received at least one prior rituximab-containing chemotherapy regimen and who progressed after bortezomib therapy, SPARK (MCL2001).

- A Phase II single-arm study of ibrutinib as monotherapy in patients with relapsed orrefractory MCL (PCYC-1104).

Conference Call

Further updates will be provided during the upcoming quarterly conference call on February 14, 2013 at 4:30 p.m. EDT. To participate in the conference call, please dial 1-877-407-0778 for domestic callers and 1-201-689-8565 for international callers. To access the live audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com/events.cfm. The archived version of the webcast will be available for 30 days on the Investor Relations section of the company’s Web site at http://www.pharmacyclics.com.

About Mantle Cell Lymphoma

MCL is an aggressive type of B-cell non-Hodgkin lymphoma (NHL) that usually occurs in older adults. The disease typically begins in the lymph nodes but can spread to other tissues, such as bone marrow and liver. Ibrutinib targets the B-cell receptor pathway an important pathway in malignant B-cell growth and proliferation. In the United States there are approximately 5,000 new cases of MCL each year.

About Waldenström’s macroglobulinemia

Waldenström’s macroglobulinemia is rare type of lymphoma. The disease begins with a malignant change to the B-cell during its maturation so that it continues to reproduce more malignant B-cells resulting in an overproduction of monoclonal immunoglobulin M antibody (IgM). WM is a hematologic malignancy for which no established standard of care - or approved therapeutic exists. In the United States there are approximately 1,500 new cases each year.

About Ibrutinib
Ibrutinib was designed to specifically target and selectively inhibit an enzyme called Bruton’s tyrosine kinase (BTK). BTK is a key mediator of at least three critical B-cell pro-survival mechanisms occurring in parallel – regulating apoptosis, adhesion, and cell migration and homing. Through these multiple actions, BTK helps to direct malignant B-cells to lymphoid tissues, thus allowing access to a micro environment necessary for survival.

The effectiveness and safety of ibrutinib alone or in combination with other treatments is being studied in several B-cell malignancies, including chronic lymphocytic leukemia/small lymphocytic lymphoma, mantle cell lymphoma, diffuse large B-cell lymphoma, follicular lymphoma, Waldenström’s macroglobulinemia and multiple myeloma. To date five Phase III trials have been initiated with ibrutinib and a total of 27 trials are currently registered on clinical trials.gov.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

1 http://www.gpo.gov/fdsys/pkg/PLAW-112publ144/pdf/PLAW-112publ144.pdf

Contact:
Ramses Erdtmann
Vice President of Investor Relations
Phone: 408-215-3325